UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2019

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

950 S. Cherry St., Suite 1515, Denver, Colorado	80246
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Not Applicable

Former Name, Former Address or Former Fiscal Year,
If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, the United States District Court for the District of Colorado (the “Court”) entered an order on May 16, 2019 (the “Order”) granting interim preliminary injunctive relief to APEG Energy II, LP (“APEG”) in APEG’s suit against David Veltri, alleging that Mr. Veltri, without authorization, holds himself out to be and acts as President and Chief Executive Officer of U.S. Energy Corp, a Wyoming corporation (the “Company”). Pursuant to the Order, a copy of which was filed as Exhibit 99.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2019 and is incorporated by reference herein, Mr. Veltri was preliminarily enjoined from acting as, or holding himself out to be, President and/or Chief Executive Officer of the Company and Ryan Smith, the Chief Financial Officer of the Company, was appointed temporary custodian of the Company with the charge to act as interim Chief Executive Officer.

On May 30, 2019, the Court issued a subsequent order (the “Second Order”), a copy of which was filed as Exhibit 99.1 to the Company’s current report on Form 8-K filed with the Commission on June 4, 2019 and is incorporated by reference herein, appointing C. Randel Lewis as custodian of the Company and to act as interim Chief Executive Officer of the Company and to serve on the Company’s Board of Directors (the “Board”). As noted in the Second Order, two of the Company’s Board members moved to terminate Mr. Veltri as President and Chief Executive Officer of the Company for cause, but there was a dispute among the Board members as to whether the Board meeting was properly called, and the outcome of the vote on Mr. Veltri’s termination was in dispute. The Board, which consisted of four members at that time, remained deadlocked on the issue, which prompted APEG to file the above-mentioned suit against Mr. Veltri to have him removed as President and Chief Executive Officer.

Following the issuance of the Second Order, the Audit Committee of the Company conducted an investigation into Mr. Veltri’s actions while he was serving as President and Chief Executive Officer. Following the completion of such investigation, the Audit Committee met on June 21, 2019 and voted unanimously to reaffirm the termination of Mr. Veltri for cause and recommend to the Company’s Board to review and ratify such action. The Board, which following the issuance of the Second Order was reconstituted with all five members as required by the Company’s bylaws, met on August 5, 2019 and received a report from the Audit Committee. Following such report, the Board approved and ratified the termination of Mr. Veltri as President and Chief Executive Officer for cause.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2019, the Board of Directors (the “Board”) of U.S. Energy Corp. (the “Company) amended and restated the Company’s bylaws (as amended and restated, the “Bylaws”), effective as of August 5, 2019, to:

●	change the percentage of voting power of shareholders required to call a special meeting of shareholders from fifty percent to twenty-five percent;

●	specify that, in addition to the requirement that a shareholder proposal be delivered at least 90 calendar days before the date of the meeting of shareholders, a shareholder proposal cannot be delivered earlier than 120 calendar days before the meeting of shareholders;

●	allow the Board to change the total number of directors by resolution of the Board;

●	change the number of directors required to call a special meeting of the Board from three to two;

●	specify that notice of any special meeting of the Board shall include an agenda of the items to be considered at the special meeting;

●	allow shareholders to remove a director with or without cause;

●	provide that the Chairman of the Board may not be the Chief Executive Officer of the Company and shall be appointed by the affirmative vote of at least a majority of the members of the Board, unless otherwise determined by the Board;

●	provide that the Bylaws may be altered, amended, repealed or replaced by new bylaws by majority vote of the shareholders; and

●	make certain other non-substantive technical edits and updates.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.1 and incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 5, 2019, the Company’s Board amended the Company’s Code of Ethics and Conduct (as amended and restated, the “Code”). The changes to the Code include, among other things, describing the purposes for which the Company has adopted the Code; describing what constitutes a conflict of interest and how one should be addressed within the Company; addressing the protection of the Company’s assets and the reporting of any suspected fraud or theft; describing the duty of officers, directors and employees to advance the interests of the Company and to refrain from competing with the Company or taking for themselves opportunities that are discovered through the use of the Company’s assets, property, information or position; noting the requirement that the Company’s periodic reports and other documents filed with the U.S. Securities and Exchange Commission (the “Commission”) comply with applicable federal securities laws and Commission rules and describing the duties of directors, officers and employees in meeting this requirement; noting the obligation of officers, directors and employees to deal fairly with the Company’s customers, suppliers, partners, service providers, competitors, employees and anyone else with whom they have contact in the course of performing their job; revising the process for disclosing unethical, dishonest, fraudulent and illegal behavior, violations of the Code or violations of the Company’s policies and procedures by any officer, director and/or employee and noting the requirement to investigate prohibited actions; addressing the process by which a waiver of the Code may be made and how the waiver will be disclosed; and stating that the Company will not tolerate acts of retaliation against any director, officer or employee who makes a good faith report of known or suspected acts of misconduct or other violations of the Code. A copy of the Code will be posted on the Company’s website, www.usnrg.com.

The foregoing summary of the amendments to the Code does not purport to be complete and is qualified in its entirety by the full text of the Code, which is filed as Exhibit 14.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 5, 2019, the Company’s Board approved changes to the Company’s Audit Committee Charter, Compensation Committee Charter and Nominating Committee Charter in order to further enhance the Company’s corporate governance practices.

The Company’s amended Audit Committee Charter, Compensation Committee Charter and Nominating Committee Charter will be posted on the Company’s website, www.usnrg.com.

The information in this Item 7.01 is furnished pursuant to the rules and regulation of the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of U.S. Energy Corp.

14.1	Code of Ethics and Conduct

99.1	May 16, 2019 Order from the United States District Court for the District of Colorado Granting Interim Preliminary Injunctive Relief and Appointing Ryan Smith as Interim Custodian (incorporated by reference from Exhibit 99.1 to the Company’s Form 8-K filed May 20, 2019).

99.2	May 30, 2019 Order from the United States District Court for the District of Colorado Discharging Temporary Custodian and Appointing Custodian (incorporated by reference from Exhibit 99.1 to the Company’s Form 8-K filed June 4, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith Chief Financial Officer

Dated:	August 9, 2019